UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2003

THE BANC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-25033	63-1201350
(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 327-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99.1 PRESS RELEASE DATED 5/22/03

Item 5. Other Events.

     On May 22, 2003, The Banc Corporation, a Delaware corporation, announced the signing of a Letter of Intent pursuant to which Trustmark National Bank will acquire seven Florida branches of The Bank, known as the Emerald Coast Division, serving the markets from Destin to Panama City for a $46.8 million deposit premium. The Letter of Intent contemplates the assumption of all deposit accounts, the purchase of selected loans and the purchase of the seven branch locations and is subject to due diligence, the negotiation of a definitive agreement and regulatory approval. The proposed transaction is expected to close during the third quarter of 2003.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements on Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release of The Banc Corporation dated May 22, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANC CORPORATION

Date: May 23, 2003	By:	/s/ F. Hampton McFadden, Jr. F. Hampton McFadden, Jr. Executive Vice President, General Counsel and Secretary